EXHIBIT 10.1
FIRST AMENDMENT TO THE
ALLIED WASTE INDUSTRIES, INC. 2006 INCENTIVE STOCK PLAN
(Adopted by the Board of Directors on February 9, 2006;
Approved by the Stockholders on May 25, 2006)
     THIS FIRST AMENDMENT (“Amendment”) is made on July 27, 2006, by ALLIED WASTE INDUSTRIES, INC., a Delaware corporation (the “Company”).
R E C I T A L S:
     1. The Company maintains the Allied Waste Industries, Inc. 2006 Incentive Stock Plan (“Plan”);
     2. The Company has reserved the right to amend the Plan in whole or in part; and
     3. The Company intends to amend the Plan.
     THEREFORE, the Company hereby adopts this Amendment, as follows:
     1. Section 2(aa) of the Plan is hereby amended in its entirety to read as follows:
     (aa) “Non-Employee Director” means a member of the Board who, at the time in question (i) is not an officer or Employee of the Company or any Parent; (ii) does not receive compensation, either directly or indirectly from the Company or any Parent, for services rendered as a consultant or in any capacity other than as a director of the Company, except for compensation in an amount that does not exceed the threshold for which disclosure would be required under Regulation S-K under the Securities Act; (iii) does not possess an interest in any other transaction with the Company for which disclosure would be required under Regulation S-K under the Securities Act; and (iv) is not engaged in a business relationship with the Company for which disclosure would be required under Regulation S-K under the Securities Act.The second sentence of Section 5(b) is hereby amended in its entirety to read as follows:
     Any shares of Common Stock that are subject to Awards other than Options or SARs (including Performance Awards denominated in dollars but settled in shares of Common Stock) shall be counted against the Share Limit as one and one-half (1-1/2) shares for every one (1) share granted or issued.

EXHIBIT 10.1
     2. Clause (i)(B) of the second sentence of Section 5(b) is hereby amended in its entirety to read as follows:
     (B) any shares of Common Stock that are subject to Awards other than Options or SARs (including Performance Awards denominated in dollars but settled in shared of Common Stock) shall be added back as one and one-half (1-1/2) shares for every one (1) share granted.
     3. Section 29 is hereby amended in its entirety to read as follows:
     29. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Arizona, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
     5. Except as provided in this Amendment, all of the terms and conditions of the Plan shall remain in full force and effect.

ALLIED WASTE INDUSTRIES, INC., a Delaware corporation

By	Steven M. Helm, Executive Vice President and General Counsel
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